CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Osteotech, Inc. (the "Company") on Form S-8 pertaining to the 1991 Stock Option Plan, as amended of our report dated February 27, 1998, on our audits of the consolidated financial statements of the Company and its subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



                                                  /s/ PRICEWATERHOUSECOOPERS LLP
                                                  PricewaterhouseCoopers LLP



New York, New York
September 21, 1998